"[*]" DENOTES CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                                                   EXHIBIT 10.56

                                                             CONTRACT NO.: 69931

                      XBOX(TM) LIVE DISTRIBUTION AMENDMENT
                                     TO THE
                     XBOX(TM) PUBLISHER LICENSING AGREEMENT

This Xbox(TM) Live Distribution Amendment (the "Amendment") is entered into and effective as of the latter of the two signature dates below (the "Effective Date") by and between MICROSOFT LICENSING, GP a Nevada general partnership ("Microsoft"), and MIDWAY HOME ENTERTAINMENT INC. ("Licensee"), and supplements the Xbox(TM) Publisher License Agreement between the parties dated as of October 30, 2000 ("PLA").

                                    RECITALS

     A. Whereas, Microsoft and its affiliated companies develop and license a computer game system, known as the Xbox(TM) game system; and

     B. Whereas, Microsoft and its affiliated companies intend to develop and maintain a proprietary online service accessible via the Xbox(TM) game system; and

     C. Whereas, Licensee is an experienced publisher of software products and is developing and publishing one or more software products to run on the Xbox(TM) game system pursuant the parties' PLA; and

     D. Whereas, Licensee wishes to participate in the Xbox Live service by making such software products available to subscribers of such service.

Accordingly, for and in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, receipt of which each party hereby acknowledges, Microsoft and Licensee agree as follows:

1.   DEFINITIONS; INTERPRETATION


     1.1 Except as expressly provided otherwise in this Amendment, capitalized terms shall have the same meanings ascribed to them in the PLA.

     1.2 The terms of the PLA are incorporated by reference, and except and to the extent expressly modified by this Amendment, the PLA shall remain in full force and effect and is hereby ratified and confirmed.

     1.3 "XBOX LIVE" shall mean the proprietary online service offered by Microsoft to End Users. The Xbox Live service may change from time to time, and may include, without limitation, the Base Service and Premium Service(s).

     1.4 "ONLINE FEATURES" shall mean a Software Title's content, features and services that will be available to End Users via Xbox Live. Online Features may be Base Online Features and/or Premium Online Features.

     1.5 "BASE SERVICE" shall mean a base level of Xbox Live services available to End Users for a fee payable to Microsoft or its affiliates. The Base Service, and the terms and conditions for Licensee's Base Online Features, is further defined in this Amendment and the Xbox Guide.

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     1.6     "BASE ONLINE FEATURES" shall mean a Software Title's Online
Features that are available to End Users as part of the Base Service.

     1.7 "PREMIUM SERVICE(S)" shall mean Xbox Live services (other than the Base Service) available to End Users for additional fee(s) above and beyond the Base Service fee. The Premium Service, and the terms and conditions for Licensee's Premium Online Features, is further defined in this Amendment and the Xbox Guide.

     1.8 "PREMIUM ONLINE FEATURES" shall mean a Software Title's Online Features that are available to End Users as part of the Premium Service.

     1.9 "END USER" shall mean any individual or entity that accesses and uses Xbox Live, whether as a guest of a Subscriber, via a user account established by a Subscriber, or otherwise.

     1.10 "SUBSCRIBER" shall mean an End User that establishes a subscription billing account to Xbox Live.

     1.11 "COMMERCIAL RELEASE" shall mean (a) with respect to Xbox, the first commercial availability of Xbox Live in the United States to the general public, and (b) with respect to a the Online Features of a Software Title, the first availability of such features via Xbox Live to the general public.

     1.12 "TRIAL VERSION" shall mean a time-limited or feature-limited version of a Software Title's Online Features that is available to End Users only to advertise or promote the applicable Software Title, and is further defined in this Amendment and the Xbox Guide.

     1.13 "ONLINE TERRITORY" shall be determined on an Online Feature-by-Online Feature basis, and shall mean such geographic regions or countries as may be specified in writing when the Concept of the applicable Online Feature is approved. The Online Territories for Online Features of a Software Title may differ in scope from the Territories for the Software Title's Finished Product Units.

2.   DEVELOPMENT; DELIVERY; APPROVAL

     2.1 DEVELOPMENT SUPPORT. Microsoft shall provide Licensee a reasonable level of support in connection with the development and testing of Licensee's Online Features in a manner consistent with the guidelines and requirements set forth in the Xbox Guide.

     2.2 APPROVAL PROCESS. The approval process for Online Features is as set forth in the PLA (i.e., the stages for Concept approval, pre-Certification, Certification and Marketing Materials shall apply to all aspects of the Software Title, including without limitation, its Online Features). Additional approval criteria specific to Online Features are as set forth below and in the Xbox Guide.

             2.2.1 CONCEPT. Licensee's Concept submission form shall include a description of the Online Features, including, without limitation, a description of any incremental content (i.e., to be made available following the Commercial Release of the Finished Product Units of the Software Title) and proposed distribution schedule. Licensee shall designate, in its sole discretion, which Online Features shall be included in the Base Service and in the Premium Service. Subject to the foregoing, Microsoft may require that all Online Feature Concept submissions include, at a minimum, certain basic functionality necessary to achieve certification (e.g., all features must support user authentication), and any such requirements shall be set forth in the Xbox Guide. Licensee may additionally propose Online Features at any time after a Software Title Concept has been approved, in which case Licensee shall deliver to Microsoft a separate Concept submission addendum form for each Online Feature proposal. Evaluation of the proposed Online Features will be based on criteria including, but not limited to, the criteria set forth in the Xbox Guide. To the extent Licensee desires that Online Features be available in the Territory comprising European Union countries, the EU Approval Option shall not apply.

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             2.2.2    CLIENT-SERVER GAMES. The Online Features of certain
Software Titles may require that all or part of the Online Features be hosted on game server(s) ("Game Servers"). Such Game Servers shall be maintained and operated by Microsoft or its affiliate unless Licensee desires to maintain and operate (or have a third party maintain and operate) its own game server(s) for Premium Online Services ("Licensee Game Servers"), in which case Licensee Game Servers must be Certified in accordance with Section 2.2.5 below; provided that Licensee shall enter into an agreement with such third party that maintains and operates its game server(s) ("3rd Party Host") causing the 3rd Party Host to be bound by the provisions of this Amendment. Licensee shall obtain Microsoft's written consent as to such 3rd Party Host, such consent not to be unreasonably withheld. Notwithstanding the foregoing, given the necessity of creating a secure and reliable online service to ensure the success of the Xbox Live platform, the option for Licensee to maintain and operate (or have a third party maintain and operate) its own Licensee Game Servers may not be available until at least one year following the Online Commercial Release of Xbox Live. All maintenance and operation of Game Servers, if any, for Base Online Features shall be conducted solely by Microsoft or its affiliate. All information regarding Licensee Game Servers and Game Server software disclosed by Licensee or its affiliate or contractor shall be considered to be related to Licensee's video games for purposes of the Non-Disclosure Agreement, and Xbox Live shall be considered part of the Xbox program for purposes of the Non-Disclosure Agreement.

             2.2.3 PRE-CERTIFICATION. At the Pre-Certification submission, Licensee shall deliver to Microsoft a version of the Online Features, and such other content as may be required by the Xbox Guide. Microsoft shall also conduct certain testing of the Online Features, which may vary depending on the nature of the Online Features. If applicable, Licensee shall also provide access to Licensee Game Servers and/or the Game Server software for Pre-Certification testing in accordance with the Xbox Guide. Online Features must receive satisfactory Pre-Certification testing results prior to the Software Title proceeding to Beta Trials.

As set forth in the PLA, all feedback provided by Microsoft to Licensee as a result of Microsoft's Pre-Certification testing shall be advisory in nature. However, Licensee acknowledges that the Pre-Certification and Certification submissions evaluate different aspects of the Online Features and at different stages in Licensee's development schedule and therefore satisfactory feedback regarding Pre-Certification is not an indication that the Online Features will be approved following the Certification submission. Licensee shall be given the opportunity to resubmit Online Features that fail the Pre-Certification approval process. In Microsoft's discretion, Licensee may be charged a reasonable fee designed to offset the costs associated with the Pre-Certification testing of Software Titles in the event of resubmission(s).

             2.2.4 BETA TRIALS. If the Pre-Certification submission receives satisfactory results, Microsoft may require that internal and public beta testing be conducted by or on behalf of Microsoft (the "Beta Trials"). All feedback provided by Microsoft to Licensee as a result of the Beta Trials shall be advisory in nature, and satisfactory feedback from the Beta Trials is not an indication that the Online Features will be approved following the Certification submission. Likewise, Beta Trial feedback may include information regarding violations of Technical Certification Requirements that could, if not addressed by Licensee, result in Certification failure. The Beta Trial process shall be as further described in the Xbox Guide.

             2.2.5 CERTIFICATION. In addition to the deliverables set forth in the PLA, Licensee shall deliver to Microsoft a proposed final release version of the Software Title with Online Features that is complete and ready for access via Xbox Live, in addition to such other content as may be required by the Xbox Guide. Such version shall provide the final content rating certification and with all identified program errors corrected. If applicable, Licensee shall also provide Microsoft access to Licensee's Game Servers and Game Server software. Microsoft shall conduct compliance, compatibility, functional and other testing consistent with the Xbox Guide ("Certification Testing") and shall subsequently provide Licensee with the results of such testing. As set forth in the Xbox Guide, Certification Testing may vary depending on the nature of the Online Features (e.g., a series of episodic downloads for a client-to-client game may have different Certification criteria and testing times than the features of a multiplayer client-server game).

                      2.2.5.1 Certification for Online Features may be conditioned upon (1) successful completion of the Certification Testing; (2) conformance with the approved Online Feature Concept as identified in the Concept Summary; (3) demonstration of conformance with the Technical Certification Requirements as described in the Xbox Guide; (4) consistency with the goals and objectives of the Xbox Live service; and (5) continuing and ongoing compliance with all Certification requirements and other requirements as set forth in the Xbox Guide and this Amendment.

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                      2.2.5.2   Certification for Licensee Game Servers may be
conditioned upon: (1) successful completion of the Certification Testing, (2) demonstration of conformance with the Service Level Requirements as described in the Xbox Guide, and (3) continuing and ongoing compliance with all Certification requirements, Service Level Requirements, and other requirements as set forth in the Xbox Guide and this Amendment.

                      2.2.5.3 If warranted on the basis of its tests, Microsoft shall make reasonable efforts to provide Licensee with feedback regarding the Online Features and Licensee Game Servers and modifications that must be made prior to approval of the Certification submission. Provided that Licensee has made good faith efforts to address issues raised by Microsoft, Licensee shall be given the opportunity to resubmit Online Features and Licensee Game Servers that fail the Certification approval process. In Microsoft's discretion, Licensee may be charged a reasonable fee designed to offset the costs associated with the testing of Online Features and Licensee Game Servers upon resubmission.

             2.2.6 POST-RELEASE COMPLIANCE. As set forth in Section 2.2.5 above, Online Features (and Licensee Game Servers, as applicable) must remain in compliance with all Certification requirements on a continuing and ongoing basis. If, following Certification and Commercial Release, the Online Features thereafter fail at any time to comply with any of the Certification criteria set forth herein, Microsoft reserves the right, at its option, to terminate this Amendment with respect to such Online Features, or to revoke Certification and suspend the availability of such Online Features in whole or in part until such time that such Online Features are re-Certified in accordance with Section
2.2.5. Re-Certification may be conditioned upon Licensee's delivery to Microsoft of Auto-Updates (as defined in Section 2.3.3) in accordance with and within the time frames set forth in the Xbox Guide. If Licensee Game Servers fail at any time to comply with any of the Certification criteria set forth herein, (i) Microsoft reserves the right, at its option, to suspend Licensee's maintenance and operation of such Licensee Game Servers until such time that such Licensee Game Servers achieve Certification again and/or terminate Licensee's right to maintain and operate Licensee Game Servers and, (ii) if such noncompliance of such Licensee Game Servers is caused by a change by Microsoft to the Certification requirements and Licensee does not bring such Licensee Game Servers back in to compliance with such changed Certification requirements within a reasonable time period to cure any such noncompliance (provided that Licensee acknowledges that the cure period may vary depending on the nature of the noncompliance), then Microsoft further reserves the right to host the Online Features on its own Game Servers for the remainder of the period of noncompliance (or the expiration or termination of Microsoft's license to such Online Features under this Amendment, if earlier) if such hosting would not place Licensee in breach of any agreement with Licensee's third party suppliers of code or content for the Online Features (provided that Licensee shall use all commercially reasonable efforts to secure permission from Licensee's third party suppliers for Microsoft to host the Online Features on its own Game Servers), in which case Licensee shall cooperate as reasonably requested by Microsoft in effecting a smooth and prompt transition of the Online Features from Licensee Game Servers to Microsoft's Game Servers, and Licensee shall be responsible for the costs of hosting of the Online Features by Microsoft, and Microsoft agrees to charge Licensee a commercially reasonable fee for hosting fees, as competitively priced against (compared to) other providers of like game server hosting services, but not to exceed [* ] of the hosting fees being charged to Midway by the 3rd Party Host of such Licensee Game Servers if such Licensee Game Servers are being operated by a 3rd Party Host.

     2.3     OTHER APPROVAL CONSIDERATIONS.

             2.3.1 OTHER VERSIONS. The parties may mutually agree that Licensee submit versions of the Online Features or Licensee Game Servers at stages of development other than as identified above for review and feedback by Microsoft. Such review shall be within the discretion of Microsoft and may require the payment of processing fees by Licensee to offset the costs associated with the review of such Software Titles.

             2.3.2 CHANGES OF REQUIREMENTS BY MICROSOFT. Licensee acknowledges that the Xbox Live service is a new and evolving network environment, and as a result, it and the portions of the Xbox Guide pertaining to Online Features and/or Licensee Game Servers are subject to change during the Term of this Amendment. Notwithstanding Microsoft's Certification of Online Features and/or Licensee Game Servers under this Amendment, nothing herein shall be deemed to relieve Licensee of its obligation to correct material program bugs and errors with respect to Online Features, Licensee Game Servers and/or FPU's (as to FPU's, subject to Section 2.4.5 of the PLA) in

*INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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conformance with the Xbox Guide, whenever discovered (including without limitation after Commercial Release of the Online Features), and Licensee agrees to correct such material bugs and errors as soon as possible after discovery, regardless of whether the bug or error necessitates a correction to Online Features, Licensee Game Servers and/or FPU's (as to FPU's, subject to Section
2.4.5 of the PLA). Microsoft will make commercially reasonable efforts to promptly notify Licensee of any changes to the Xbox Guide, and the time frames for implementing changes to its Online Features, Licensee Game Servers and FPU's (as to FPU's, subject to Section 2.4.4. of the PLA) to comply with the updated requirements of the Xbox Guide.

             2.3.3 POST-RELEASE UPDATES. Licensee understands that certain changes to the Xbox Guide as it pertains to Xbox Live, or the revocation of Certification with respect to Online Features or Licensee Game Servers, may require that Licensee develop and make available for download to End Users or to Microsoft various updates, upgrades, or fixes thereto (collectively, "Auto-Updates"). Microsoft reserves the right to charge Licensee a reasonable fee to offset the costs associated with Certification, hosting and distribution of Auto-Updates to End Users; however, no fees shall be charged for the first two Auto-Updates (if any) per Software Title. If Licensee feels that Microsoft's fee described in the foregoing sentence is unduly burdensome, Microsoft agrees to consider in good faith and discuss with Licensee alternative solutions. In addition, Licensee may desire, from time to time, to make available additional Online Features in the form of software downloads (such as new characters or game levels) or data (such as league statistics), as part of the Base Service or Premium Service ("Content Downloads"). Auto Updates and Content Downloads shall be referred to collectively herein as "Updates." Updates of any nature must be approved by Microsoft in advance and must achieve Certification; however, the Certification process and requirements may vary depending on the nature of and necessity for the Update, as further described in the Xbox Guide.

             2.3.4 EVENT-BASED PREMIUM ONLINE FEATURES. Certain event-based Premium Online Features (e.g., pay-for-play tournaments and contests) may require additional approvals and be subject to additional requirements, which will be set forth in the Xbox Guide.

3.   OTHER RIGHTS AND RESPONSIBILITIES

     3.1     LICENSEE.

             3.1.1 ARCHIVE COPIES. Licensee agrees to maintain, and to possess the ability to support, copies in object code, source code and symbol format, of all Online Features and Updates available to End Users during the Term of this Amendment and for no less than [* ] thereafter.

             3.1.2 CUSTOMER SUPPORT. As set forth in the PLA and the Xbox Guide, as between Microsoft and Licensee, Licensee shall be solely responsible for providing customer support to End Users of Online Features. Licensee will provide all End Users (e.g., in the manual of the Software Title or on Licensee's web site for the Software Title or corporate web site) appropriate contact information (including without limitation Licensee's street address and telephone number, and the applicable individual/group responsible for customer support), and will also provide all such information to Microsoft for posting on http://www.xbox.com. Customer support shall at all times conform to the Customer Service Requirements set forth in the Xbox Guide. Microsoft shall be responsible for providing technical support to End Users relating to the Xbox Live service platform, and unless the parties agree otherwise, shall be responsible for all community management functions. Except as expressly set forth herein, Licensee acknowledges and agrees that Microsoft will have no support responsibilities whatsoever to End Users of the Online Features, regardless of whether Microsoft hosts Game Servers, Updates, or otherwise.

             3.1.3 NO REVERSE ENGINEERING. Licensee shall not, directly or indirectly, reverse engineer or aid or assist in the reverse engineering of all or any part of Xbox Live or any associated hardware and software except and only to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation. In the event applicable law grants Licensee the right to reverse engineer the Xbox notwithstanding this limitation, Licensee shall provide Microsoft with written notice prior to such reverse engineering activity, information sufficient regarding Licensee's intended method of reverse engineering, its purpose and the legal authority for such activity and shall afford Microsoft a reasonable period of time before initiating such activity in order to evaluate the activity and/or challenge the reverse engineering activity with the appropriate legal authorities. Licensee shall refrain from such reverse engineering activity until such time as any legal challenge is resolved in Licensee's favor. Reverse engineering includes, without limitation, decompiling, disassembly, sniffing, peeling semiconductor components, or otherwise deriving source code.

*INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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             3.1.4    END USER RIGHTS. Use of Xbox Live by End Users shall be
subject to a Terms of Use, which may be amended from time to time. Licensee may impose additional terms and restrictions on End Users with respect to Licensee's Online Features to the extent such additional terms and restrictions are not inconsistent with the Terms of Use and are in a form to be approved by Microsoft.

             3.1.5    AVAILABILITY OF ONLINE FEATURES.

                      3.1.5.1 MINIMUM COMMITMENT. Subject to the commercial availability of Xbox Live, Licensee agrees that each Online Feature of a Software Title shall be made available for inclusion in Xbox Live for a minimum of [* ] following the respective Commercial Release of the Finished Product Units of such Software Title in each applicable Online Territory (the "Minimum Commitment"), and Licensee shall be obligated to provide all necessary support (including, without limitation, the obligations set forth in Sections 2.3.2, 2.3.3, 3.1.2) for such Online Feature during the Minimum Commitment. Subject to the foregoing, the parties may mutually agree on a case-by-case basis to a shorter Minimum Commitment as appropriate. Following the Minimum Commitment, Licensee may terminate Microsoft's license (as defined in Section 4 below) associated with such Online Features (and accordingly Microsoft shall cease to make such Online Features available through Xbox Live) upon [* ] prior written notice to Microsoft; and/or Microsoft may discontinue the availability of any or all such Online Features via Xbox Live upon [* ] prior written notice to Licensee. Licensee shall be responsible for communicating the duration of Online Feature availability to End Users, and for providing reasonable advance notice to End Users of any discontinuation of Online Features.

                      3.1.5.2 RECLASSIFICATION OF BASE AND PREMIUM ONLINE FEATURES. If, following the Minimum Commitment for a Base Online Feature, Licensee desires that the Base Online Feature continue to be made available via Xbox Live, then Licensee may, at its option and upon written notice to Microsoft at least [* ] prior to the end of the Minimum Commitment, elect to (i) pay the applicable Hosting and Bandwidth Fees as set forth in the Xbox Guide, or (ii) submit a new Concept approval form containing a proposal to reclassify the Base Online Feature as a Premium Online Feature. Reclassification of a Premium Online Feature as a Base Online Feature following the Minimum Commitment shall require the mutual consent of the parties.

                      3.1.5.3 Microsoft shall have no responsibility, and shall not be liable in any way, for any statements or claims made by Licensee, whether in Licensee's Marketing Materials or otherwise, regarding the availability of any Online Features.

             3.1.6 As soon as possible following its request, Licensee shall provide Microsoft with up to [* ] Finished Product Units and accompanying Marketing Materials at Licensee's cost. Such units may be used only for support and archival purposes, and shall be in addition to the Finished Product Units provided for these purposes pursuant to the PLA.

             3.1.7 TRADEMARKS. To the extent a Software Title's Online Features consist solely of Content Download(s) and such Software Title does not support online multiplayer gameplay via Xbox Live (a "Download-Only Software Title"), such Download-Only Software Title and associated Marketing Materials may not use the Licensed Trademarks or packaging templates associated with Xbox Live, and Licensee may not refer to such Download-Only Software Title as an "Xbox Live-enabled" Software Title. Subject to the foregoing, Section 4.1 of the PLA shall apply to all Software Titles with Online Features, and Licensed Trademarks and Packaging Materials specific to Software Titles with Online Features shall be available for use in connection therewith, as further detailed in the Xbox Guide.

     3.2     MICROSOFT.

             3.2.1 USAGE DATA. Licensee acknowledges that the operation of the Xbox Live service requires that Microsoft collect and store End User usage data, including, without limitation, End User statistics, scores, ratings, and rankings (collectively, "Aggregate Usage Data"), as well as personally-identifiable End User data (e.g., name, email address) ("Personal Data"). Microsoft reserves the right, in its discretion, to use such Aggregate Usage Data for any purpose, including without limitation, posting the Aggregate Usage Data on Xbox.com or other Microsoft websites.

*INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Microsoft agrees to use commercially reasonable efforts to periodically make certain Aggregate Usage Data and Personal Data available to Licensee; provided that Licensee's use of such data shall be in accordance with the then-current Xbox Live Privacy Statement and such other reasonable restrictions as Microsoft may require. Without limiting the foregoing, Licensee agrees that any disclosure of Personal Data to Licensee shall only be used by Licensee and may not be shared with any other third parties unless otherwise agreed to in writing by Microsoft and Licensee, and any permitted email communications with End Users shall include instructions for opting out of receiving any further communications from Licensee.

             3.2.2 BILLING AND COLLECTION. Microsoft shall be responsible for customer billing and collecting all subscription fees associated with Xbox Live, including without limitation Base Service and Premium Service fees. Microsoft shall have sole discretion to determine the fees charged for the Base and Premium Services.

4.   GRANT OF LICENSE

     4.1     In consideration of the royalty payments as described in Section
5.1.2 below, Licensee grants to Microsoft a worldwide, transferable (solely to an entity that operates the Xbox Live service), sublicensable (solely to an entity that operates the Xbox Live service) license to broadcast, transmit, distribute, host, publicly display, reproduce, and license (solely to End Users) Online Features solely to the extent necessary to enable End Users to use the Online Features via Xbox Live, and additionally, a worldwide, transferable (solely to an entity that operates the Xbox Live service) license solely to distribute to End Users and permit End Users to download and store Updates, solely in conjunction with such End User's use of the Online Features via Xbox Live, provided that Microsoft's license with respect to any given Online Feature or Update shall exist for the Minimum Commitment (subject to Section 6.3) and thereafter only so long as Licensee wishes to make such Online Feature or Update available to End Users in accordance with this Amendment, and such license shall be limited in scope to the characteristics and purpose of such Online Feature or Update as designed by Licensee and approved by Microsoft (e.g., Microsoft's license as to an Online Feature shall be limited to the Online Territory associated with such Online Feature, rather than being worldwide). Notwithstanding Microsoft's rights under Section 2.2.6 of this Amendment to suspend availability of Online Features in whole or in part, Microsoft shall have no right whatsoever to modify the Online Features, Licensee Game Servers or Updates in any way except with Licensee's consent.

     4.2 Licensee agrees that the license grant set forth in this Section 4 is exclusive, meaning that Licensee shall not directly or indirectly permit or enable access to Online Features by any means, methods, platforms or services other than Xbox and Xbox Live. Notwithstanding the foregoing, and absent any separate agreement between the parties to the contrary, this Section 4 shall not prevent Licensee from making other platform (whether console, wireless, PC, handheld, coin-operated or otherwise) versions of its Software Titles available via other online services. For illustration purposes, Licensee may make both Xbox and PlayStation2 versions of a Software Title that supports online gameplay, but the Xbox version may only be played via the Xbox Live service and no other online service operated by any entity other than Microsoft.

     4.3 This Section 4 shall survive expiration or termination of this Amendment solely to the extent and for the duration necessary to effectuate
Section 6.3 below.

5.   PAYMENTS

     5.1     PREMIUM ONLINE FEATURES.

             5.1.1 SET-UP, HOSTING AND BANDWIDTH FEES. If Microsoft hosts Game Servers for a Software Title's Premium Online Features, Licensee shall pay the applicable Set-Up Fees, Hosting Fees, and Bandwidth Fees as such terms are defined and detailed in the Xbox Guide.

             5.1.2    ROYALTY. Microsoft shall pay Licensee a [*         ]
royalty for Premium Online Features (the "Royalty Fee"). The Royalty Fee shall be a percentage of Gross Receipts received from Premium Online Features, where "Gross Receipts" is defined as all revenues generated by Licensee's Premium Online Features at the greater of the Licensee's suggested Premium Online Feature price or the actual Premium Online Feature price. The suggested retail and actual prices do not include any pass-through taxes such as sale, use, and/or VAT/GST which are ordinarily collected from End Users whether or not those taxes are displayed to End Users.

*INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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     5.2     BASE ONLINE FEATURES. Licensee shall not receive any subscription fees, nor shall Licensee be obligated to pay Microsoft any fees in connection with its Base Online Features, except (i) under the circumstances described in
Section 3.1.5.2 above, or (ii) in the case of a Base Content Download, in the event such Base Content Download exceeds a certain as size as specified in the Xbox Guide, in which case certain Bandwidth Fees may apply.

     5.3 PAYMENT PROCESS. All payments due by either party shall be remitted in US dollars, and in accordance with the processes set forth herein.

             5.3.1 HOSTING AND BANDWIDTH FEES. Microsoft will invoice Licensee on a calendar quarterly basis for any Set-Up Fees, Hosting Fees, and/or Bandwidth Fees owed to Microsoft. Licensee shall pay to Microsoft the full
amount invoiced within [*        ] after the date of the respective invoice.
Payment will be made by wire transfer, in immediately available funds, to an account, and in accordance with a reasonable procedure, to be specified in writing by Microsoft.

             5.3.2    ROYALTY FEES. Within [*      ] after the end of each
calendar quarter with respect to which Microsoft owes Licensee any Royalty Fees, Microsoft shall furnish Licensee with a statement, together with payment for any amount shown thereby to be due to Licensee. The statement shall be based upon Gross Receipts for the quarter then ended, and shall contain information sufficient to discern how the Royalty Fees were computed.

             5.3.3 OFFSET. Upon written notice, Microsoft reserves the right to offset Hosting and Bandwidth Fees and Royalty Fees each quarter, and generate an invoice or render payment of the balance, as appropriate.

     5.4 AUDIT. During the Term of this Amendment and for three years thereafter Microsoft shall keep all usual and proper records relating to the distribution of Licensee's Online Features via Xbox Live, and the Gross Receipts therefrom. Such records, books of account, and entries shall be kept in accordance with generally accepted accounting principles. Licensee may audit and/or inspect Microsoft's records in order to verify Microsoft's compliance with the terms of this Amendment. Licensee reserves the right, upon reasonable advance notice, to audit Microsoft's records and consult with Microsoft's accountants for the purpose of verifying Microsoft's compliance with the terms
of this Amendment and for a period of [*      ] thereafter. Any such audit shall
be conducted during regular business hours at a single Microsoft location in the United States with reasonable advance notice. Any such audit shall be paid for by Licensee unless material discrepancies are disclosed. "Material" shall mean
the greater of [* ] or [*    ] of the royalties due to Licensee within the audit
period. If material discrepancies are disclosed, Microsoft agrees to pay Licensee for the costs associated with the audit, as well as reimburse Licensee for all under-reported amounts.

     5.5     TAXES.

             5.5.1 The amounts to be paid by either party to the other do not include any foreign, U.S. federal, state, local, municipal or other governmental taxes, duties, levies, fees, excises or tariffs, arising as a result of or in connection with the transactions contemplated under this Amendment including, without limitation, (i) any state or local sales or use taxes or any value added tax or business transfer tax now or hereafter imposed on the provision of any services to the other party under this Amendment, (ii) taxes imposed or based on or with respect to or measured by any net or gross income or receipts of either party, (iii) any franchise taxes, taxes on doing business, gross receipts taxes or capital stock taxes (including any minimum taxes and taxes measured by any item of tax preference), (iv) any taxes imposed or assessed after the date upon which this Amendment is terminated, (v) taxes based upon or imposed with reference to either parties' real and/or personal property ownership and (vi) any taxes similar to or in the nature of those taxes described in (i), (ii),
(iii), (iv) or (v) above, now or hereafter imposed on either party (or any third parties with which either party is permitted to enter into agreements relating to its undertakings hereunder) (all such amounts, together with any penalties, interest or any additions thereto, collectively "Taxes"). Neither party is liable for any of the other party's Taxes incurred in connection with or related to the sale of goods and services under this Amendment, and all such Taxes shall be the financial responsibility of the party obligated to pay such taxes as determined by the applicable law, provided that both parties shall pay to the other the appropriate Collected Taxes in accordance with subsection 5.5.2 below. Each party agrees to indemnify, defend and hold the other party harmless from any Taxes (other than Collected Taxes) or claims, causes of action, costs (including, without limitation, reasonable attorneys' fees) and any other liabilities of any nature whatsoever related to such Taxes to the extent such Taxes relate to amounts paid under this Amendment.

*INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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

             5.5.2 Any sales or use taxes described in 5.5.1 above that (i) are owed by either party solely as a result of entering into this Amendment and the payment of the fees hereunder, (ii) are required to be collected from that party under applicable law, and (iii) are based solely upon the amounts payable under this Amendment (such taxes the "Collected Taxes"), shall be stated separately as applicable on payee's invoices and shall be remitted by the other party to the payee,upon request payee shall remit to the other party official tax receipts indicating that such Collected Taxes have been collected and paid by the payee. Either party may provide the other party an exemption certificate acceptable to the relevant taxing authority (including without limitation a resale certificate) in which case payee shall not collect the taxes covered by such certificate. Each party agrees to take such commercially reasonable steps as are requested by the other party to minimize such Collected Taxes in accordance with all relevant laws and to cooperate with and assist the other party, in challenging the validity of any Collected Taxes or taxes otherwise paid by the payor party. Each party shall indemnify and hold the other party harmless from any Collected Taxes, penalties, interest, or additions to tax arising from amounts paid by one party to the other under this Amendment, that are asserted or assessed against one party to the extent such amounts relate to amounts that are paid to or collected by one party from the other under this section. If any taxing authority refunds any tax to a party which the other party originally paid, or a party otherwise becomes aware that any tax was incorrectly and/or erroneously collected from the other party, then that party shall promptly remit to the other party an amount equal to such refund, or incorrect collection as the case may be plus any interest thereon.

             5.5.3 If taxes are required to be withheld on any amounts otherwise to be paid by one party to the other, the paying party will deduct such taxes from the amount otherwise owed and pay them to the appropriate taxing authority. At a party's written request and expense, the parties will use reasonable efforts to cooperate with and assist each other in obtaining tax certificates or other appropriate documentation evidencing such payment, provided, however, that the responsibility for such documentation shall remain with the payee party.

             5.5.4 This Section 5.5 shall govern the treatment of all taxes arising as a result of or in connection with this Amendment notwithstanding any other section of this Amendment.

6.   TERM AND TERMINATION

     6.1 TERM. The Term of this Amendment shall be as set forth in the PLA, provided that Microsoft reserves the right to change the Fees and Royalty rates set forth in Section 5 herein upon written notice to Licensee, but no more frequently than once per [* ] period.

     6.2 TERMINATION FOR BREACH. In the event either party shall materially fail to perform or comply with this Amendment or any provision thereof, and fail
to remedy the default within [*           ] after the receipt of notice to that
effect, then the other party shall have the right, at its sole option and upon written notice to the defaulting party, to terminate this Amendment upon written notice; provided that if Licensee is the party that has materially failed to perform or comply with this Amendment, then Microsoft shall have the right, but not the obligation, to suspend availability of the Online Features during such fifteen-day period. Any notice of default hereunder shall be prominently labeled "NOTICE OF DEFAULT"; provided, however, that if the default is of Sections 3.1.3 or 4.2 above, then the non-defaulting party may terminate this Amendment
immediately upon written notice, without being obligated to provide a [*       ]
cure period. The rights and remedies provided in this Section shall not be exclusive and are in addition to any other rights and remedies provided by law or this Amendment or PLA. If the uncured default is related to a particular Software Title or particular Online Features or Licensee Game Server, then the party not in default will have the right, in its discretion, to terminate this Amendment and/or the PLA in its entirety or with respect to the applicable Software Title or the particular Online Features or Licensee Game Server.

     6.3 EFFECT OF TERMINATION. Upon termination of the PLA and/or this Amendment for any reason other than a material breach by Microsoft, Licensee shall continue to support existing Online Features until the earlier of (1) the end of the Finished Product Unit sell-off period as set forth in the PLA, or (2) the end of the Minimum Commitment term, and Licensee shall continue to support any event-based Premium Online Features that commenced prior to expiration or termination, and as the foregoing support obligations expire, Microsoft's license to the relevant Online Features shall expire and each party's software or materials shall be immediately returned to that party. If this Amendment is terminated due to Licensee's material breach, then Microsoft shall have the right to immediately terminate the availability of the

*INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Online Features (in which case Microsoft's license to the Online Features shall terminate) and require that Licensee immediately cease the operation of Licensee Game Servers, and each party's software or materials shall be immediately returned to that party. If this Amendment is terminated due to Microsoft's material breach, then Licensee shall have the right to immediately terminate the availability of the Online Features (in which case Microsoft's license to the Online Features shall terminate) and immediately cease the operation of Licensee Game Servers, and each party's software or materials shall be immediately returned to that party.

     6.4 SURVIVAL. The following Sections shall survive expiration or termination of this Amendment: 1, 3.1.2, 3.1.3, 3.2.1, 4.3, 5, 6.3, 6.4, 7 and
8. Other sections shall survive in accordance with their terms.

7. WARRANTIES. In addition to the warranties set forth in the PLA, Licensee additionally warrants and represents that:

     7.1 The Online Features, Licensee Game Servers and Marketing Materials related to the Online Features do not and will not infringe upon or misappropriate any third party trade secrets, copyrights, trademarks, patents, publicity, privacy or other proprietary rights; provided, however, that Licensee makes no representations or warranties as to infringement or misappropriation to the extent due to the "Sample Code," "Tools" or "Redistributable Code" as provided by Microsoft (as defined in the XDK License), or due to the Security Technology, Licensed Trademarks, other materials provided by Microsoft under this Amendment, the Xbox Live service as provided by Microsoft or its affiliates, or any intellectual property contained within the Xbox game console or Xbox Live as provided by Microsoft, used by Licensee under this Amendment or an XDK License strictly in accordance with the terms hereof or thereof; and

     7.2 The Online Features as provided by Licensee do not and will not contain any messages, data, images or programs which are, by law, defamatory, obscene or pornographic, or in any way violate any applicable laws of the Online Territory.

8.   INDEMNITY. Licensee's defense and indemnity obligations under Section
11.1.2 of the PLA shall also extend to the Online Features and/or Licensee Game Servers; provided, however, that in addition to the exclusions set forth in such section of the PLA, Licensee shall have no such obligations with respect to any claim to the extent due to materials provided by Microsoft under this Amendment, the Xbox Live service as provided by Microsoft or its affiliates, or any intellectual property contained within Xbox Live as provided by Microsoft, used by Licensee under this Amendment or an XDK License strictly in accordance with the terms hereof or thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the Effective Date on the dates indicated below.

MICROSOFT LICENSING, GP                           MIDWAY HOME ENTERTAINMENT INC.

/s/ Roxanne V. Spring                             /s/ Mark S. Beaumont
-------------------------------                   ------------------------------
By (sign)                                  By (sign)

Roxanne V. Spring                                 Mark S. Beaumont
-------------------------------                   ------------------------------
Name (Print)                                      Name (Print)

SPM                                               SVP- Entertainment
-------------------------------                   ------------------------------
Title                                             Title

12/8/03                                           12/3/03
-------------------------------                   ------------------------------
Date                                              Date

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